UNITED STATES SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) August 17, 2012

SUNERGY, INC.

(Exact name of registrant as specified in its charter)

Nevada	000-52767	26-4828510
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14362 N. Frank Lloyd Wright Blvd., Suite 1000, Scottsdale, AZ 85260

(Address of principal executive offices and Zip Code)

480.477.5010

Registrants telephone number, including area code

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuit to Rule 14d-2(b) under the Exchange Act (17 CFR. 240.144-2(b))

☐ Pre-commencement communications pursuant to Rule 130-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

On August 17, 2012 Bryan Miller resigned as President and Director and Mark A. Shelley resigned as CFO and Director of our Company. Larry Max Bigler, CPA was appointed Interim President, CFO and Director.

Larry Bigler has lived in Reno Nevada for the past 25 years and has over 30 years of mining experience. Mr. Bigler is a practicing Certified Public Accountant with many mining clients, retail, rental and individual clients. Mr. Bigler is currently a director and chairman of the Audit Committee for General Metals (GNMT). He formerly was CFO, Vice President, and Director for Oro Nevada Resources and was instrumental in raising C$ 40 million from an initial public offering. From 19117 until 1992 he was Treasurer and Controller for Getcbell Gold (formerly First Miss Gold) where he completed an initial public offering and a gold loan (150,000 oz AU). He has degrees in economics and accounting and has published many articles on mining financial issues.

Our board of directors now consists of P.K. Rana Medhi, Robert A. Levich and Larry Max Bigler.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SUNERGY INC.

/s/ PK Rana Medhi

PK Rana Medhi

Chairman, Director

Dated: August 20, 2012

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